Exhibit 4.3

EXECUTION VERSION

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of June 29, 2009 (the “Fifth Supplemental Indenture”), among INGERSOLL-RAND COMPANY, a New Jersey corporation (the “Company”), INGERSOLL-RAND PLC, a company duly organized and existing under the laws of Ireland (the “New Parent”), INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, a company duly organized and existing under the laws of Bermuda (“IR International” and, together with the New Parent, the “Additional Guarantors”), and THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”)

RECITALS:

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of August 1, 1986, (as supplemented, the “Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 15, 1986, the Second Supplemental Indenture, dated as of November 1, 1986, the Third Supplemental Indenture, dated as of November 14, 2000, and the Fourth Supplemental Indenture, dated as of December 31, 2001;

WHEREAS, at the time that the proposed scheme of arrangement between Ingersoll-Rand Company Limited, a company duly organized and existing under the laws of Bermuda (“IR Limited”), and its Class A common shareholders becomes effective (the “Effective Time”), IR International and the Company will become direct and indirect wholly owned subsidiaries of the New Parent;

WHEREAS, the New Parent desires to guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Securities and IR International desires to guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Outstanding Securities (as defined below);

WHEREAS, Section 901(2) of the Indenture provides, among other things, that, the Company and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to make any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the interests of Holders under the Indenture in any material respect;

WHEREAS, the Company has determined that this Fifth Supplemental Indenture complies with Section 901(2) of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Fifth Supplemental Indenture is in form satisfactory to it;

WHEREAS, each of the Company, IR International and the New Parent have been authorized by resolutions of their respective Boards of Directors to enter into this Fifth Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Fifth Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

WITNESSETH:

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, IR International, the New Parent and the Trustee hereby agree as follows:

ARTICLE ONE

DEFINITIONS

Section 101. Capitalized terms in this Fifth Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.

Section 102. “Additional Guarantees” shall mean the guarantees by the New Parent and IR International as authenticated and delivered pursuant to this Fifth Supplemental Indenture, which guarantees are set forth in Article Two of this Fifth Supplemental Indenture.

Section 103. “Supplemented Indenture” shall mean the Indenture as supplemented by this Fifth Supplemental Indenture.

ARTICLE TWO

ADDITIONAL GUARANTEES

Section 201. Additional Guarantees of the New Parent.

The New Parent hereby irrevocably and unconditionally guarantees to the Trustee and the Holders the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Securities according to the terms of the Securities and as more fully described in the Indenture. Notwithstanding the foregoing, the Company shall remain obligated under the Indenture and the Securities, in accordance with the terms of the Indenture.

Section 202. Additional Guarantees of IR International.

IR International hereby irrevocably and unconditionally guarantees to the Trustee and the Holders the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Securities that have been, as of the date of this Fifth Supplemental Indenture, authenticated and delivered to the Trustee (such Securities, the “Outstanding Securities”), according to the terms of such Outstanding Securities and as more fully described in the Indenture. Notwithstanding the foregoing, the Company shall remain obligated under the Indenture and the Outstanding Securities, in accordance with the terms of the Indenture.

ARTICLE THREE

AMENDMENTS

Section 301. Reports by the New Parent. The first paragraph of Section 704 of the Indenture is hereby amended by deleting all references to “IR Limited” therein and substituting in place thereof “the New Parent.”

ARTICLE FOUR

MISCELLANEOUS

Section 401. This Fifth Supplemental Indenture shall become effective as of the Effective Time.

Section 402. This Fifth Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Fifth Supplemental Indenture forms a part thereof.

Section 403. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 404. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 405. The Article headings herein are for convenience only and shall not affect the construction hereof.

Section 406. If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 407. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 408. Nothing in this Fifth Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fifth Supplemental Indenture or the Securities.

Section 409. The recitals and statements herein are deemed to be those of each Additional Guarantor and the Company and not of the Trustee. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written.

INGERSOLL-RAND COMPANY, as the Company

By	/s/ Patricia Nachtigal
Name: Patricia Nachtigal
Title: Senior Vice President and General Counsel

By	/s/ Barbara A. Santoro
Name: Barbara A. Santoro
Title: Vice President and Secretary

INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, as an Additional Guarantor

By	/s/ Patricia Nachtigal
Name: Patricia Nachtigal
Title: President

INGERSOLL-RAND PLC, as an Additional Guarantor

By	/s/ Barbara A. Santoro
Name: Barbara A. Santoro
Title: Director

[Fifth Supplemental Indenture to 1986 Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By	/s/ Christopher Greene
Name: Christopher Greene
Title: Vice President

[Fifth Supplemental Indenture to 1986 Indenture]